Exhibit 99.1
THE MIDDLEBY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Overview
On July 6, 2026, The Middleby Corporation (the “company”) completed separation of its food processing business, Midera Food Processing, Inc. (“Midera”), into a new, publicly traded company (the “Spin-off”). The Spin-off was achieved through the distribution by the company of 100% of the issued and outstanding shares of Midera common stock on a pro rata basis to the holders of the company’s common stock. Each company stockholder received one share of Midera common stock for every one share of company common stock held of record as of 4:00 p.m., Central Time, on June 26, 2026. Midera is now an independent public company, and Midera common stock commenced trading “regular way” under the symbol “MFP” on The Nasdaq Stock Market LLC on July 7, 2026, the next trading day following the date of the distribution.
In connection with the Spin-off, the company entered into a transition services agreement (“TSA”). Under the terms of the TSA, the company and Midera will each provide specified services, including information technology, payroll and benefits, accounting, finance, compliance and administrative activities, to the other on a transitional basis to help ensure an orderly transition following the Spin-off.
After the Spin-off, the company will no longer consolidate Midera into its financial results. Beginning in the third quarter of 2026, the historical financial results of the Food Processing business for periods prior to the Spin-off will be reflected in the company’s consolidated financial statements as discontinued operations.
Basis of Presentation
The unaudited pro forma condensed consolidated financial statements of the company are intended to illustrate the estimated effects of the Spin-off and have been derived from the historical consolidated financial statements of the company. The assumptions and adjustments are set forth in the accompanying notes.
The unaudited pro forma condensed consolidated balance sheet as of April 4, 2026 is presented as if the Spin-off had occurred on April 4, 2026. The unaudited pro forma condensed consolidated statements of earnings for the three months ended April 4, 2026, and the fiscal year ended January 3, 2026, are presented as if the Spin-off had occurred on December 29, 2024, the first day of the company’s most recently completed fiscal year. The unaudited pro forma condensed consolidated statements of earnings for the fiscal years ended December 28, 2024 and December 30, 2023 are also presented to reflect the Food Processing business as discontinued operations in accordance with ASC 205, Presentation of Financial Statements, for all annual periods presented in the company’s most recent Annual Report on Form 10-K. The unaudited pro forma condensed consolidated statements of earnings are only presented through net earnings from continuing operations.
The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X, as amended, and have been prepared based upon the best available information and management estimates and is subject to assumptions described in the accompanying notes. They are not intended to be a complete presentation of the company’s financial position or results of operations had the Spin-off occurred as of and for the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of the company’s future results of operations or financial condition had the Spin-off been completed on the dates assumed. Management believes these assumptions and estimates are reasonable, given the information available as of the filing date.
The unaudited pro forma condensed consolidated financial statements and accompanying notes should be read in conjunction with the audited consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2026 and the unaudited condensed consolidated financial statements, accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the company’s Quarterly Report on Form 10-Q for the three months ended April 4, 2026.

THE MIDDLEBY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF APRIL 4, 2026
(amounts in thousands)

	As Reported	Midera Spin-off (A)	Transaction Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$177,065	$(57,892)	$—		$119,173
Accounts receivable, net	608,028	(208,354)	537	(B)	400,211
Inventories, net	728,388	(203,430)	—		524,958
Prepaid expenses and other	97,786	(60,457)	—		37,329
Prepaid taxes	25,707	(324)	—		25,383
Current assets held for sale - discontinued operations	10,865	—	—		10,865
Total current assets	1,647,839	(530,457)	537		1,117,919
Property, plant and equipment, net	424,961	(159,470)	—		265,491
Goodwill	1,794,037	(498,701)	—		1,295,336
Other intangibles, net	1,044,998	(169,019)	—		875,979
Long-term deferred tax assets	7,390	(1,182)	4,419	(G)	10,627
Pension benefits assets	107,799	—	—		107,799
Equity method investment	155,293	—	—		155,293
Note receivable	84,186	—	—		84,186
Other assets	155,484	(24,679)	—		130,805
Total assets	$5,421,987	$(1,383,508)	$4,956		$4,043,435

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$44,154	$(3,741)	$—		$40,413
Accounts payable	215,386	(69,081)	988	(B)	147,293
Accrued expenses	571,051	(217,413)	40,300	(C)	393,938
Current liabilities held for sale - discontinued operations	8,199	—	—		8,199
Total current liabilities	838,790	(290,235)	41,288		589,843
Long-term debt	1,829,866	(26,377)	(233,000)	(D)	1,570,489
Long-term deferred tax liability	195,323	(36,614)	—		158,709
Accrued pension benefits	7,467	—	—		7,467
Other non-current liabilities	175,610	(36,002)	—		139,608
Stockholders' equity:
Preferred stock	—	—	—		—
Common stock	153	—	—		153
Paid-in capital	611,017	—	—		611,017
Treasury stock, at cost	(2,110,057)	—	—		(2,110,057)
Retained earnings	4,000,383	(1,027,598)	196,668	(E)	3,169,453
Accumulated other comprehensive loss	(126,565)	33,318	—		(93,247)
Total stockholders' equity	2,374,931	(994,280)	196,668		1,577,319
Total liabilities and stockholders' equity	$5,421,987	$(1,383,508)	$4,956		$4,043,435
See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements.

THE MIDDLEBY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED APRIL 4, 2026
(amounts in thousands, except per share data)

	As Reported	Midera Spin-off (A)	Transaction Accounting Adjustments		Pro Forma
Net sales	$839,908	$(224,372)	$1,314	(B)	$616,850
Cost of sales	516,718	(146,964)	1,438	(B)	371,192
Gross profit	323,190	(77,408)	(124)		245,658
Selling, general and administrative expenses	188,297	(54,780)	—		133,517
Restructuring expenses	1,539	57	—		1,596
Income from continuing operations	133,354	(22,685)	(124)		110,545
Interest expense and deferred financing amortization, net	25,480	(59)	(2,929)	(D)	22,492
Net periodic pension benefit	(2,429)	—	—		(2,429)
Other income, net	(2,621)	678	60	(F)	(1,883)
Earnings from continuing operations before income taxes	112,924	(23,304)	2,745		92,365
Provision for income taxes	27,640	(6,669)	700	(G)	21,671
Net earnings from continuing operations	$85,284	$(16,635)	$2,045		$70,694

Net earnings per share from continuing operations:
Basic	$1.81				$1.50
Diluted	1.81				1.50

Weighted average number of shares
Basic	47,232				47,232
Diluted	47,243				47,243
See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements.

THE MIDDLEBY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED JANUARY 3, 2026
(amounts in thousands, except per share data)

	As Reported	Midera Spin-off (A)	Transaction Accounting Adjustments		Pro Forma
Net sales	$3,201,202	$(850,155)	$5,097	(B)	$2,356,144
Cost of sales	1,949,287	(541,281)	5,676	(B)	1,413,682
Gross profit	1,251,915	(308,874)	(579)		942,462
Selling, general and administrative expenses	663,156	(187,717)	—		475,439
Restructuring expenses	3,270	(519)	—		2,751
Impairments	10,598	(1,300)	—		9,298
Income from continuing operations	574,891	(119,338)	(579)		454,974
Interest expense and deferred financing amortization, net	93,828	(103)	(13,093)	(D)	80,632
Net periodic pension benefit	(6,294)	—	—		(6,294)
Other expense, net	5,082	8,343	(430)	(F)	12,995
Earnings from continuing operations before income taxes	482,275	(127,578)	12,944		367,641
Provision for income taxes	115,008	(39,246)	3,330	(G)	79,092
Net earnings from continuing operations	$367,267	$(88,332)	$9,614		$288,549

Net earnings per share from continuing operations:
Basic	$7.11				$5.59
Diluted	7.04				5.53

Weighted average number of shares
Basic	51,655				51,655
Diluted	52,179				52,179
See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements.

THE MIDDLEBY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 28, 2024
(amounts in thousands, except per share data)

	As Reported	Midera Spin-off (A)	Pro Forma
Net sales	$3,150,239	$(769,855)	$2,380,384
Cost of sales	1,898,420	(464,424)	1,433,996
Gross profit	1,251,819	(305,431)	946,388
Selling, general and administrative expenses	590,115	(131,773)	458,342
Restructuring expenses	8,245	(2,619)	5,626
Impairments	10,475	—	10,475
Gain on sale of plant	(1,139)	1,139	—
Income from continuing operations	644,123	(172,178)	471,945
Interest expense and deferred financing amortization, net	93,356	(95)	93,261
Net periodic pension benefit	(14,872)	—	(14,872)
Other (income)/expense, net	(458)	598	140
Earnings from continuing operations before income taxes	566,097	(172,681)	393,416
Provision for income taxes	145,119	(45,907)	99,212
Net earnings from continuing operations	$420,978	$(126,774)	$294,204

Net earnings per share from continuing operations:
Basic	$7.83		$5.47
Diluted	7.77		5.43

Weighted average number of shares
Basic	53,738		53,738
Diluted	54,209		54,209
See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements.

THE MIDDLEBY CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 30, 2023
(amounts in thousands, except per share data)

	As Reported	Midera Spin-off (A)	Pro Forma
Net sales	$3,242,090	$(756,773)	$2,485,317
Cost of sales	1,958,012	(468,474)	1,489,538
Gross profit	1,284,078	(288,299)	995,779
Selling, general and administrative expenses	624,933	(128,866)	496,067
Restructuring expenses	4,732	(1,839)	2,893
Impairments	1,986	—	1,986
Income from continuing operations	652,427	(157,594)	494,833
Interest expense and deferred financing amortization, net	121,129	(372)	120,757
Net periodic pension benefit	(9,040)	—	(9,040)
Other expense, net	4,258	8,153	12,411
Earnings from continuing operations before income taxes	536,080	(165,375)	370,705
Provision for income taxes	123,076	(44,897)	78,179
Net earnings from continuing operations	$413,004	$(120,478)	$292,526

Net earnings per share from continuing operations:
Basic	$7.71		$5.46
Diluted	7.64		5.41

Weighted average number of shares
Basic	53,577		53,577
Diluted	54,086		54,086
See accompanying notes to these Unaudited Pro Forma Condensed Consolidated Financial Statements.

THE MIDDLEBY CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Midera Spin-off:
(A)Reflects the company’s current best estimate of the discontinued operations, including assets, liabilities, equity, and results of operations, attributable to Midera that will qualify as discontinued operations in accordance with ASC 205, Presentation of Financial Statements, which were included in the company’s historical consolidated financial statements. Corporate expenses that were not directly associated with Midera have been excluded as such general corporate expenses do not qualify for inclusion in discontinued operations.
These amounts are considered preliminary and could change as the company finalizes discontinued operations accounting to be reported in future filings.
Transaction Accounting Adjustments:
(B)All transactions and balances between the company and Midera were treated as intercompany and eliminated in the company’s historical consolidated financial statements.
The adjustments to net sales on the unaudited pro forma condensed consolidated statements of earnings represent sales from the company to Midera that will continue after the Spin-off.
The adjustments to cost of sales on the unaudited pro forma condensed consolidated statements of earnings represent 1) estimated cost of sales associated with sales from the company to Midera and 2) purchases of finished goods from Midera that will continue after the Spin-off.
The adjustments to accounts receivable, net and accounts payable on the unaudited pro forma condensed consolidated balance sheet represent balances due from or to Midera, respectively, primarily related to the sales and purchase transactions discussed above.
(C)Reflects additional estimated transaction costs of $40.3 million, primarily related to professional service fees, that the company expects to incur subsequent to April 4, 2026 to complete the Spin-off. These costs are expected to be incurred and paid within 12 months of the Spin-off. These additional costs have not been adjusted for on the unaudited pro forma condensed consolidated statements of earnings as they will be classified within discontinued operations once incurred.
(D)Reflects a cash distribution by Alkar Holdings Inc., which will be a wholly owned subsidiary of Midera, to the company in the amount of $233.0 million in connection with the Spin-off, funded primarily by borrowings (by Alkar Holdings Inc.) under Midera’s Senior Secured Revolving Credit Facility. The company expects to use these cash proceeds to repay a portion of its outstanding long-term debt. The unaudited pro forma condensed consolidated statements of earnings adjustments represent the reduction of interest expense to give effect to the anticipated repayment of debt.
(E)Reflects the effect on retained earnings of the balance sheet adjustments described in notes (B), (C) and (D) above.
(F)Reflects estimated flat-fee expense/(income) associated with the TSA.
(G)The adjustments to the provision for income taxes on the unaudited pro forma condensed consolidated statements of earnings represent the estimated income tax impact of the statement of earnings adjustments described in notes (B), (D) and (F) above, at effective rates of 25.5% for the three months ended April 4, 2026 and 25.7% for the fiscal year ended January 3, 2026. The effective rates were higher than the U.S. statutory tax rate of 21.0% primarily due to state taxes and foreign rate differentials.
The adjustment to long-term deferred tax assets on the unaudited pro forma condensed consolidated balance sheet represents the estimated income tax impact of the balance sheet adjustment described in note (C) above.